Exhibit 99.1

22nd Century Secures $9.5 Million Cash Proceeds from Settlement of Insurance Claim

Non-dilutive Cash Puts Growth Capital and Runway to Breakeven on the Balance Sheet

Company is Positioned to Drive to Profitability in 2026

MOCKSVILLE, N.C., September 24, 2025 — 22nd Century Group, Inc. (Nasdaq: XXII), the only tobacco products company that has for 27 years led and continues to lead the fight against the harms of smoking driven by nicotine addiction, today announced that it has reached an agreement to settle all claims for business interruption related to the Grass Valley incident that occurred in November 2022 for a one-time payment of $9.5 million in cash from its insurers. The outstanding settlement payment is required to be paid by the insurers within 45 days of the effective date of the settlement agreement.

“We are very excited to close this chapter and finally settle with our insurance carrier for the full amount we targeted,” said Larry Firestone, Chief Executive Officer of 22nd Century Group. “Additionally, because the Company is now debt free, this marks a major transition in the company as this is a shift from survival capital to growth capital. We have cleaned up our balance sheet over the past 22 months and after solving these legacy issues one at a time, we are now positioned to focus on the future and drive to profitability in 2026. We continue to work on expanding distribution for our branded products including our VLN® and partner VLN® products.”

About 22nd Century Group, Inc.

22nd Century Group is pioneering the tobacco harm reduction movement by enabling smokers to take control of their nicotine consumption.

Our Technology is Tobacco

Our proprietary non-GMO reduced nicotine tobacco plants were developed using our patented technologies that regulate alkaloid biosynthesis activities resulting in a tobacco plant that contains 95% less nicotine than traditional tobacco plants. Our extensive patent portfolio has been developed to ensure that our high-quality tobacco can be grown commercially at scale. We continue to develop our intellectual property to ensure our ongoing leadership in the tobacco harm reduction movement.

Our Products

We created our flagship product, the VLN® cigarette using our low nicotine tobacco, to give traditional cigarette smokers an authentic and familiar alternative in the form of a combustible cigarette that helps them take control of their nicotine consumption. VLN® cigarettes have 95% less nicotine compared to traditional cigarettes and have been proven to allow consumers to greatly reduce their nicotine consumption.

FDA Authorized

Our VLN® cigarette is the only low nicotine combustible cigarette authorized by the FDA in the United States.

VLN® is a registered trademark of 22nd Century Limited LLC.

Learn more at xxiicentury.com, on X (formerly Twitter), on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, (iii) our financial and operating performance and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 20, 2025, and in the Company’s Quarterly Reports filed on May 13, 2025 and August 14, 2025. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact

Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200